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                            AGREEMENT AND  PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER ("PLAN" or "MERGER AGREEMENT") dated as of August 13, 1996, between OCI ACQUISITION CORP., a North Carolina corporation ("NEWCO"), and OVERLOOK COMMUNICATIONS INTERNATIONAL CORPORATION, a North Carolina corporation ("OVERLOOK"). Newco and Overlook are hereinafter collectively referred to as the "CONSTITUENT CORPORATIONS."

                                      RECITALS:

     WHEREAS, Newco is a corporation duly organized and existing under the laws of the State of North Carolina, having filed its Articles of Incorporation in the office of the Secretary of State of North Carolina on July 22, 1996, and having total authorized capital stock of 1,000 shares of common stock, $.01 par value ("NEWCO STOCK"), of which 1,000 shares are issued and outstanding and owned by Charter Communications International, Inc., a Nevada corporation ("CHARTER"); and

     WHEREAS, Overlook is a corporation duly organized and existing under the laws of the State of North Carolina, having filed its Articles of Incorporation in the office of the Secretary of State of North Carolina on December 10, 1992, and having an authorized capital stock of (i) 50,000,000 shares of common stock, $.001 par value ("OVERLOOK COMMON STOCK"), of which 42,534,858 shares are issued and outstanding.

     WHEREAS, the respective Boards of Directors of the Constituent Corporations deem it advisable and in the best interests of the Constituent Corporations and their shareholders that Newco be merged with and into Overlook, which shall be the surviving corporation, as authorized by the statutes of the State of North Carolina and pursuant to the terms and conditions hereinafter set forth, and each such Board has duly approved this Agreement and Plan of Merger;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms of the merger (the "MERGER") provided by this Merger Agreement, the mode of carrying the same into effect and such other details and provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the approval or adoption of this Merger Agreement by the requisite vote of the shareholders of each Constituent Corporation, and subject to the conditions hereinafter set forth, as follows:

                                   ARTICLE I

                                   THE MERGER

          SECTION 1.01. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with North Carolina Law, at the Effective Time (as defined in Section 1.02), Newco shall be merged with and into Overlook. As a result of the Merger, the separate corporate existence of Newco shall cease and Overlook shall continue as the surviving corporation in the Merger (the "SURVIVING CORPORATION"). The name of the Surviving Corporation shall remain "Overlook Communications International Corporation."


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          SECTION 1.02.  EFFECTIVE TIME.  As promptly as practicable after the approval hereof by the shareholders of each Constituent Corporation and the execution and delivery of this Agreement by each of the parties hereto, the parties hereto shall cause the Merger to be consummated by filing of articles of merger (the "ARTICLES OF MERGER") with the Secretary of State of the State of North Carolina, in such form as required by, and executed in accordance with the relevant provisions of, North Carolina Law (the date and time of such filing being the "EFFECTIVE TIME").

          SECTION 1.03. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of North Carolina Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Newco and Overlook shall vest in the Surviving Corporation, and all debts, liabilities and duties of Newco and Overlook shall become the debts, liabilities and duties of the Surviving Corporation.

          SECTION 1.04. ARTICLES OF INCORPORATION; BYLAWS. At the Effective Time, the Articles of Incorporation and the Bylaws of Overlook, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation; PROVIDED THAT Article 2 of the Articles of Incorporation of Overlook shall be amended as follows to reflect that, after the Merger, the capitalization of Overlook shall be 1,000 shares of Common Stock issued to and outstanding in the name of Charter:

          "The total number of shares of all classes of stock which the corporation shall be authorized to issue is one thousand (1,000) shares of common stock, $.01 par value per share."

          SECTION 1.05. DIRECTORS AND OFFICERS. The directors of Overlook immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of Overlook immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.


                                  ARTICLE II

              CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

          SECTION 2.01. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Newco, Overlook or the holders of any of the following securities:

          (a) all shares of Overlook Common Stock issued and outstanding immediately prior to the Effective Time, excluding any treasury shares held by Overlook and Dissenting Shares (as defined in Section 2.04), if any, and all warrants and options of Overlook representing the right to purchase Overlook Common Stock, if any, outstanding immediately prior to the Effective Time ("OVERLOOK WARRANT"), shall be converted, on a pro rata basis, into the right to receive nine million (9,000,000) shares of fully paid, nonassessable shares of common stock, par



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value $.00001 per share, of Charter ("CHARTER COMMON STOCK"), with Overlook
Common Stock being converted into Charter Common Stock and Overlook Warrants being converted into warrant to purchase Charter Common Stock ("CHARTER WARRANT"); on a per share or per warrant basis, such conversion shall be calculated as set forth in this Subsection in accordance with the Common Stock Exchange Ratio (as defined herein) as follows:

              (i) Each share of common stock, $.001 par value per share, of Overlook Common Stock issued and outstanding immediately prior to the Effective Time, excluding any treasury shares held by Overlook, shares held by Charter and Dissenting Shares (as defined in Section 2.04), if any, shall be converted into the right to receive .20258928 shares (the "COMMON STOCK EXCHANGE RATIO") of fully paid, nonassessable shares of common stock, par value $.00001 per share, of Charter Common Stock; such Common Stock Exchange Ratio being determined by dividing 9,000,000 shares of Charter Common Stock by the total number of outstanding shares of OCI Common Stock issued and outstanding or represented by an Overlook Warrant outstanding immediately prior to the Effective Time, which number equals 44,424,858; such Common Stock Exchange Ratio shall be modified as necessary to properly effectuate the conversion as set forth in this Section.

               (ii) Each Overlook Warrant outstanding immediately prior to the Effective Time shall be converted into a Charter Warrant exercisable for that number of shares of Charter Common Stock equal to the product of the number of shares of Overlook Common Stock covered by Overlook Warrants immediately prior to the Effective Time multiplied by the Common Stock Exchange Ratio rounded up to the nearest whole number of shares of Charter Common Stock. The date of grant of a Charter Warrant issued in exchange for a Overlook Warrant shall be deemed to be the date on which such Overlook Warrant was originally granted. Charter Warrants issued in exchange for Overlook Warrants pursuant hereto shall have a per share exercise price equal to the exercise price for the Overlook Warrant multiplied by the total number of shares of Overlook Common Stock covered by the Overlook Warrant divided by the total number of shares of Charter Common Stock covered by the Charter Warrant issued in exchange for such Overlook Warrant. Charter Warrants issued in exchange for Overlook Warrants pursuant hereto shall have the same vesting dates and shall vest on such dates in the same proportion of the total as the Overlook Warrants exchanged for such Charter Warrants.

          (b) All shares of Overlook Stock and each Overlook Warrant shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such Overlook Stock and each Overlook Warrant shall thereafter represent the right to receive the Merger Consideration (as defined in Section 2.02(b) below). The holders of such certificates previously evidencing such shares of Overlook Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Overlook Stock, except as otherwise provided herein or by law. Such certificates previously evidencing shares of Overlook Common Stock shall be exchanged for certificates evidencing shares of Charter Common Stock issued in consideration therefor in accordance with the allocation procedures of this Section 2.01 and upon the surrender of such certificates in accordance with the provisions of Section 2.02. Each Overlook Warrant shall be exchanged for a Charter Warrant in accordance with the provisions of Section 2.02.



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          (c)  Each share of Overlook Stock held in the treasury of Overlook and each share of Overlook Stock owned by Charter or any direct or indirect wholly owned subsidiary of Charter or of Overlook immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

          SECTION 2.02. EXCHANGE OF CERTIFICATES; WARRANTS. (a) EXCHANGE AGENT. As of the date hereof, Newco has deposited, or caused to be deposited, with Corporate Stock Transfer (the "EXCHANGE AGENT"), for the benefit of the holders of shares of Overlook Stock, for exchange in accordance with this
Article II through the Exchange Agent (i) certificates evidencing such number of shares of Charter Common Stock equal to the Common Stock Exchange Ratio multiplied by the number of shares of Overlook Common Stock; and (ii) Charter Warrants evidencing the right to purchase such number of shares of Charter Common Stock equal to the Common Stock Exchange Ratio multiplied by the number of shares of Overlook Common Stock represented by Overlook Warrants at an exercise price determined in accordance with Section 2.01(c). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Charter Stock and Charter Warrants to the holders of Overlook Stock and Overlook Warrants.

          (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, Overlook will instruct the Exchange Agent to mail to each holder of record of Overlook Stock or Overlook Warrants which immediately prior to the Effective Time evidenced outstanding shares of Overlook Stock (other than Dissenting Shares) or outstanding Overlook Warrants (such stock certificates and documents evidencing Overlook Warrants being collectively, the "CERTIFICATES"),
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Overlook may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of Charter Stock or Charter Warrants. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (i) certificates evidencing that number of shares of Charter Common Stock which such holder has the right to receive in respect of the shares of Overlook Common Stock, and (ii) a Charter Warrant evidencing the right to purchase that number of shares of Charter Common Stock which such holder has the right to receive in respect of Overlook Warrants in each case in accordance with Section 2.01 (such Charter Common Stock and Charter Warrants being collectively, the "MERGER CONSIDERATION") and the Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Overlook Stock or a Overlook Warrant which transfer is not registered in the transfer records of Overlook, a certificate evidencing the proper number of shares of Charter Common Stock or a Charter Warrant, as appropriate, may be issued in accordance with this Article II to a transferee if the Certificate evidencing such Overlook Common Stock or Overlook Warrant is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated in this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive, upon such surrender, the Merger Consideration.

         (c) NO FURTHER RIGHTS IN OVERLOOK COMMON STOCK OR OVERLOOK WARRANTS. All Charter Common Stock and Charter Warrants issued upon conversion of Overlook Common



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Stock or Overlook Warrants in accordance with the terms hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such Overlook Common Stock and Overlook Warrants.

          SECTION 2.03. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of Overlook shall be closed and there shall be no further registration of transfers of shares of Overlook Stock thereafter on the records of Overlook. On or after the Effective Time, any Certificates presented to the Exchange Agent for any reason shall be converted into the Merger Consideration.

          SECTION 2.04. DISSENTING SHARES. If required under North Carolina Law, notwithstanding any other provisions of this Agreement to the contrary, shares of Overlook Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Articles 55-13-01 to 55-13-31 (collectively, the "DISSENTING SHARES") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Overlook Stock held by them in accordance with the provisions of such sections of North Carolina Law, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Overlook Stock under such sections of North Carolina Law shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive shares of Charter Common Stock, upon surrender, in the manner provided in
Section 2.02, of the certificate or certificates that formerly evidenced such shares of Overlook Stock.

                                   ARTICLE III

                      APPROVAL AND EFFECTIVE TIME OF THE MERGER

     The Merger shall become effective when the Articles of Merger are filed and recorded in the office of the Secretary of State of the State of North Carolina.

                                    ARTICLE IV

                               MISCELLANEOUS PROVISIONS

          (a) For the convenience of the parties, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument.

          (b) It is the intention of the parties that the internal laws, and not the laws of conflicts, of the State of North Carolina shall govern the enforceability and validity of this Merger Agreement, the construction of its terms and the interpretation of the rights and duties of the parties; PROVIDED, HOWEVER, that with respect to matters of law concerning the internal affairs of any entity that is a party to or the subject of this Merger Agreement the law of the jurisdiction of organization of such entity shall govern.



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          (c)  This Merger Agreement may not be altered or amended except pursuant to an instrument in writing signed on behalf of the parties hereto.

     IN WITNESS WHEREOF, Overlook has caused this Merger Agreement to be signed by its President and attested by its Secretary and its corporate seal to be affixed hereto pursuant to authorization contained in a resolution adopted by its Board of Directors approving this Merger Agreement, and Newco has caused this Merger Agreement to be signed by its President and attested by its Secretary and its corporate seal to be affixed hereto pursuant to authorization contained in a resolution adopted by its Board of Directors approving this Merger Agreement, all on the date first above written.

                         [Signature pages to follow]









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                                       OVERLOOK COMMUNICATIONS
                                       INTERNATIONAL CORPORATION
ATTEST:


By                                     By
  ----------------------------------      ----------------------------------
                                             Patrick Delaney, President


                                           [CORPORATE SEAL]









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ATTEST:                                OCI ACQUISITION CORP.


By                                     By
  ----------------------------------      ----------------------------------
                                             David G. Olson, President


                                           [CORPORATE SEAL]









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